Exhibit 99.1

Rallybio Announces Succession Plan; Appoints Stephen Uden, M.D., as Chief Executive Officer, Effective August 1, 2023

-- Martin Mackay, Ph.D., CEO, Chairman of the Board and Co-Founder of Rallybio To Become Executive Chairman --

NEW HAVEN, Conn. June 29, 2023-- Rallybio Corporation (Nasdaq: RLYB), a clinical-stage biotechnology company committed to identifying and accelerating the development of life-transforming therapies for patients with severe and rare diseases, today announced that Stephen Uden, M.D., Rallybio’s President, Chief Operating Officer and Co-Founder has been appointed to the role of Chief Executive Officer, effective August 1, 2023. Dr. Uden will remain President and will also be appointed to Rallybio’s Board of Directors. The Company does not expect to hire a replacement for Dr. Uden’s current role. He will succeed Martin Mackay, Ph.D., Chief Executive Officer, Chairman of the Board, and Co-Founder, who will assume the role of Executive Chairman. As Executive Chairman, Dr. Mackay will remain a full-time employee and continue to be actively involved with the Company, with a particular focus on company strategy, investor relations and related activities.

“It is a great privilege to lead Rallybio and our experienced and talented team on our mission to establish the Company as a leader in the development of transformative medicines for underserved rare diseases. I am excited to build on our successes, advance our clinical programs, and work tirelessly towards delivering new product candidates from our discovery collaborations. I look forward to continuing my close partnership with Martin in his new role as Executive Chairman, as we, together with our Board of Directors and our employees, continue to execute Rallybio’s mission and strategy,” said Dr. Uden. “Looking ahead to the rest of 2023, we expect results from our multiple dose cohort Phase 1 study of RLYB212, our anti-HPA-1a monoclonal antibody product candidate for the prevention of fetal and neonatal alloimmune thrombocytopenia, in the fourth quarter of 2023. Our multiple ascending dose Phase 1 study of RLYB116, an inhibitor of complement component 5, also continues to progress, and we expect to share initial data from this study, as well as details on our initial indication strategy, in the fourth quarter of 2023.”

“Steve is a gifted leader with a deep commitment to Rallybio’s values and stakeholders. Since the inception of Rallybio, Steve has touched all aspects of Rallybio’s business and has been a leader in setting the company’s direction and overseeing the day-to-day operations,” said Dr. Mackay. “I am truly excited to continue our partnership and share in the future success of Rallybio.”

Dr. Mackay continued, “The Board’s appointment of Steve as Rallybio’s next CEO is the result of a carefully considered succession plan which I am confident will best serve patients, our employees and our shareholders, as we collectively advance our broad portfolio of product candidates. Since the inception of Rallybio, Steve has cemented its mission, and set our vision. Steve has proven himself as a leader and played an integral role in the development of the Company. The Board is confident in his ability to lead the Company as we continue our work to establish Rallybio as a premiere rare disease company.”

“On behalf of the Board of Directors, we are delighted to appoint a leader of Steve’s caliber as the Company’s CEO,” said Paula Soteropoulos, Director and Chair of the Compensation Committee. “With Martin in his newly formed role as Executive Chairman, and Steve as CEO, we look forward to seeing the Rallybio team continue to execute on its priorities and build a sustainable, world-class rare disease company.”

Dr. Uden co-founded Rallybio in 2018 and has served as the Company’s President and Chief Operating Officer since 2018. He has more than 25 years of experience, serving in R&D leadership roles with global pharmaceutical and biotech companies. Dr. Uden was previously Head of Research at Alexion Pharmaceuticals, Inc., where he led a series of collaborations and external alliances and expanded Alexion’s research base beyond antibodies to include small molecules, RNA-based therapies and broader protein engineering capabilities. Prior to Alexion, Dr. Uden led research and development groups in Japan for Wyeth and Novartis Oncology, and held positions of increasing responsibility at Pfizer in the U.K., Japan and the U.S. Dr. Uden received his medical training at the University of London’s St. Thomas’ Hospital Medical School, and then practiced clinical and academic medicine within the U.K.’s National Health Service and at the University of Manchester.

Dr. Mackay co-founded Rallybio and has served as Chief Executive Officer and Chairman of the Board of Directors since 2018. Dr. Mackay has over 30 years of R&D and leadership experience with leading global pharmaceutical and biotechnology companies. He has served as Executive Vice President and Global Head of Research & Development at Alexion Pharmaceuticals, Inc., President of Research & Development at AstraZeneca PLC, and President, Head of Pharmatherapeutics Research and Development at Pfizer. Dr. Mackay also has extensive experience serving on boards of public companies. Since 2017, he has served on the board of directors of Charles River Laboratories International, Inc., where he is currently a member of the Science & Technology and Finance committees. He also has served on the board of directors of Novo Nordisk A/S since 2018, where he is currently Chair of the Research & Development Committee and serves on the Remuneration Committee. Dr. Mackay is a Senior Advisor at New Leaf Ventures and previously served as a director of 5AM Acquisition Co. Dr. Mackay earned a BSc First Class in microbiology from Heriot-Watt University and a Ph.D. in molecular genetics from the University of Edinburgh.

About Rallybio

Rallybio (NASDAQ: RLYB) is a clinical-stage biotechnology company with a mission to develop and commercialize life-transforming therapies for patients with severe and rare diseases. Rallybio has built a broad pipeline of promising product candidates aimed at addressing diseases with unmet medical need in areas of maternal fetal health, complement dysregulation, hematology, and metabolic disorders. The Company has two clinical stage programs: RLYB212, an anti-HPA-1a antibody for the prevention of fetal and neonatal alloimmune thrombocytopenia (FNAIT) and RLYB116, an inhibitor of complement component 5 (C5), with the potential to treat several diseases of complement dysregulation, as well as additional programs in preclinical development.

Rallybio is headquartered in New Haven, Connecticut with an additional facility at the University of Connecticut’s Technology Incubation Program in Farmington, Connecticut. For more information, please visit www.rallybio.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on currently available information. All statements, other than statements of historical facts contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning, our mission to establish Rallybio as a leader in the development of transformative medicines for underserved rare diseases, new product candidates from our discovery collaborations, the timing of the availability of data from the Phase 1 studies for RLYB212 and RLYB116, our expectations regarding reporting of data from such studies, our expectations regarding the usefulness of data from such studies, and our ability to advance our portfolio. The forward-looking statements in this press release are only predictions and are based largely on management’s current expectations and projections about future events and financial trends that management believes may affect Rallybio’s business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our ability to successfully initiate and conduct our planned studies, including the FNAIT natural history study, and the Phase 1 and 1b studies for RLYB212 and the Phase 1 study for RLYB116, and complete such studies and obtain results on our expected timelines, or at all, whether our cash resources will be sufficient to fund our operating expenses and capital expenditure requirements and whether we will be successful raising additional capital, our ability to identify new product candidates and successfully acquire such product candidates from third parties, our ability to enter into strategic partnerships or other arrangements, including the development of RLYB114, competition from other biotechnology and pharmaceutical companies, and those risks and uncertainties described in Rallybio’s filings with the U.S. Securities and Exchange Commission (SEC), including Rallybio’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, and subsequent filings with the SEC. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we are not obligated to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact

Ami Bavishi

Head of Investor Relations and Corporate Communications

(475) 47-RALLY (Ext. 282)

abavishi@rallybio.com